Exhibit 99.1
Harmonic Announces Second Quarter 2010 Results
Revenues up 18%; Bookings up 28%; GAAP EPS $.05; Non-GAAP EPS $.09
SUNNYVALE, Calif.— July 29, 2010—Harmonic Inc. (NASDAQ: HLIT), a leading provider of broadcast and on-demand video delivery solutions, today announced its preliminary and unaudited results for the quarter ended July 2, 2010.
For the second quarter of 2010, the Company reported net revenues of $95.5 million, up 18% from $81.3 million in the second quarter of 2009 and up 13% from $84.8 million in the first quarter of 2010. For the first six months of 2010, net revenues were $180.4 million, up 21% from $149.0 million in the same period of 2009. Total bookings in the second quarter of 2010 were approximately $103.9 million, up 28% from approximately $81.3 million for the second quarter of 2009.
The year-over-year growth in revenues and bookings reflected continued demand across many geographies and markets, driven by robust high-definition upgrades and expansion cycles. International sales represented 48% of net revenues for the second quarter of 2010. Sales to cable customers accounted for 56% of net revenues in the second quarter of 2010, sales to satellite customers accounted for 27%, and sales to telco, broadcast and other customers accounted for 17%.
The Company reported GAAP net income for the second quarter of 2010 of $4.4 million, or $0.05 per diluted share, compared to a net loss of $7.9 million, or $0.08 per share, for the second quarter of 2009. Significant GAAP items that have been excluded in computing non-GAAP results include acquisition and severance costs, non-cash accounting charges for stock-based compensation expense, the amortization of intangibles and certain tax adjustments. Excluding these items, non-GAAP net income for the second quarter of 2010 was $9.1 million, or $0.09 per diluted share, up from $3.1 million, or $0.03 per diluted share, for the same period of 2009. See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Income (Loss) Reconciliation” below.
For the second quarter of 2010, Harmonic had GAAP gross margins of 48% and GAAP operating margins of 4.3%, up from 41% and (5.1%), respectively, for the same period of 2009. Excluding the GAAP items discussed above, non-GAAP gross margins were 51% and non-GAAP operating margins were 13.3% for the second quarter of 2010, up from 45% and 5.1%, respectively, for the same period of 2009.
As of July 2, 2010, the Company had cash, cash equivalents and short-term investments of $277.9 million, up from $267.8 million as of April 2, 2010.
“Harmonic continues to perform well, with second quarter results driven by the growing worldwide investment in new high definition services. Our ongoing investment in innovative technologies that enable HD and other video services is being rewarded as new and existing customers increasingly choose Harmonic solutions to power their expanding HD offerings,” said Patrick Harshman, President and Chief Executive Officer.
“We are also pleased by the positive response from customers and partners to our proposed acquisition of Omneon. We expect that this combination of two strong market leaders will further solidify our position as a leading provider of video infrastructure to media companies around the world.”
Business Outlook
Harmonic anticipates net revenues for the third quarter of 2010 in a range of $95 to $98 million and for the full year 2010 in a range of $370 to $375 million. GAAP gross margins and operating expenses for the third quarter of 2010 are expected to be in the range of 46% to 48% and $40 to $41 million, respectively. Non-GAAP gross margins and operating expenses for the third quarter of 2010, which exclude charges for stock-based compensation, the amortization of intangibles and severance charges, are anticipated to be in the range of 48% to 50% and $36 to $37 million, respectively. These anticipated results exclude any financial impact of, or related to, the proposed acquisition of Omneon, which is expected to close during the second half of 2010.
Conference Call Information
Harmonic will host a conference call today to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern). A listen-only broadcast of the conference call can be accessed on the Company’s website at www.harmonicinc.com or by calling +1.706.634.9047 (conference identification code 50190770). The replay will be available after 6:00 P.M. Pacific at the same website address or by calling +1.706.645.9291 (conference identification code 50190770).
About Harmonic Inc.
Harmonic Inc. is redefining video delivery with the industry’s most powerful solutions for delivering live and on-demand video to TVs, PCs and mobile devices. Harmonic’s technical innovation and market leadership enable the company to offer a unique and comprehensive solution portfolio—including encoding, transcoding, content preparation, stream processing, asset management, edge processing, and delivery. Broadcast, cable, Internet, mobile, satellite and telecom service providers around the world choose Harmonic’s IP-based digital video, software, and broadband edge and access solutions. Using these award-winning and industry-leading solutions, operators can reduce costs and differentiate their services by offering consumers a higher quality, personalized multi-screen experience.
Harmonic (NASDAQ: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The company’s customers, including many of the world’s largest communications providers, deliver services in virtually every country. Visit www.Harmonicinc.com for more information.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to: our expectations regarding our final results for the second quarter ended July 2, 2010; our expectation as to growing worldwide investment in new high definition services; our belief that the acquisition of Omneon will enable us to solidify our importance to our customers and further strengthen our position as a leading provider of innovative solutions for the world’s leading media companies; our expectation that we will complete our acquisition of Omneon, Inc.; and our expectations regarding net sales, GAAP gross margins, GAAP operating expenses, non-GAAP gross margins and non-GAAP operating expenses for the third quarter and full year of 2010. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that: the acquisition of Omneon does not close when expected, or at all; if we do complete the acquisition of Omneon, we will not be able to integrate Omneon into our business as effectively or efficiently as expected; Omneon does not provide Harmonic with the benefits that we currently expect from the acquisition; the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace, or at all; the possibility that our products will not generate sales that are commensurate with our expectations; the mix of products sold and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco industries; customer concentration and consolidation; general economic conditions, including the impact of recent turmoil in the global financial markets; market acceptance of new or existing Harmonic products; losses of one or more key customers; risks associated with Harmonic’s international operations; inventory management; the effect of competition; difficulties associated with rapid technological changes in Harmonic’s markets; the need to introduce new and enhanced products and the risk that our product development is not timely or does not result in expected benefits or market acceptance; risks associated with a cyclical and unpredictable sales cycle; and the risks that our international sales and support center will not provide the operational or tax benefits that we anticipate or that expenses exceed our plans. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our annual report filed on Form 10-K for the year ended December 31, 2009, our Form 10-Q for the quarter ended April 2, 2010 and our current reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.
EDITOR’S NOTE – Product and company names used herein are trademarks or registered trademarks of their respective owners.

Harmonic Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 2, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$187,893	$152,477
Short-term investments	90,028	118,593
Accounts receivable, net	71,363	64,838
Inventories	42,816	35,066
Deferred income taxes	26,503	26,503
Prepaid expenses and other current assets	25,234	20,821

Total current assets	443,837	418,298

Property and equipment, net	42,962	25,941

Goodwill, intangibles and other assets	108,378	112,065

	$595,177	$556,304

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	28,694	22,065
Income taxes payable	2,583	609
Deferred revenue	40,049	32,855
Accrued liabilities	30,720	37,584

Total current liabilities	102,046	93,113

Income taxes payable, long-term	39,884	43,948
Financing liability, long-term	24,323	6,908
Other non-current liabilities	2,228	4,862

Total liabilities	168,481	148,831

Stockholders’ equity:
Common stock	2,290,561	2,280,041
Accumulated deficit	(1,862,769)	(1,872,533)
Accumulated other comprehensive loss	(1,096)	(35)

Total stockholders’ equity	426,696	407,473

	$595,177	$556,304

Harmonic Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2010	July 3, 2009	July 2, 2010	July 3, 2009
Net revenue	$95,544	$81,293	$180,366	$149,049

Cost of revenue	49,862	47,746	93,879	90,117

Gross profit	45,682	33,547	86,487	58,932

Operating expenses:
Research and development	16,977	15,450	33,943	29,946
Selling, general and administrative	24,074	20,735	44,919	42,026
Amortization of intangibles	534	1,534	1,067	1,922

Total operating expenses	41,585	37,719	79,929	73,894

Income (loss) from operations	4,097	(4,172)	6,558	(14,962)

Interest and other income, net	299	635	312	1,499

Income (loss) before income taxes	4,396	(3,537)	6,870	(13,463)

Provision for (benefit from) income taxes	(49)	4,382	(2,894)	13,300

Net income (loss)	$4,445	$(7,919)	$9,764	$(26,763)

Net income (loss) per share
Basic	$0.05	$(0.08)	$0.10	$(0.28)

Diluted	$0.05	$(0.08)	$0.10	$(0.28)

Shares used to compute net income (loss) per share:
Basic	96,998	95,703	96,845	95,563

Diluted	97,570	95,703	97,529	95,563

Harmonic Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
	July 2, 2010	July 3, 2009
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$9,764	$(26,763)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Amortization of intangibles	5,231	5,645
Depreciation	4,404	4,090
Stock-based compensation	6,663	4,943
Net loss on disposal of fixed assets	27	187
Deferred income taxes	(1,422)	—
Other non-cash adjustments, net	1,076	1,563
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	(6,529)	5,573
Inventories	(7,724)	8,415
Prepaid expenses and other assets	90	8,214
Accounts payable	(1,616)	(2,419)
Deferred revenue	4,595	274
Income taxes payable	(2,211)	4,200
Accrued excess facilities costs	(3,398)	(2,806)
Accrued and other liabilities	(3,467)	(24,237)

Net cash provided by (used in) operating activities	5,483	(13,121)

Cash flows provided by (used in) investing activities:
Purchases of investments	(39,035)	(70,221)
Proceeds from sale and maturities of investments	66,127	92,079
Acquisition of property and equipment	(13,175)	(3,775)
Acquisition of Rhozet	—	(453)
Acquisition of Scopus	—	(63,053)

Net cash provided by (used in) investing activities	13,917	(45,423)

Cash flows provided by financing activities:
Proceeds from lease financing liability	12,385	—
Proceeds from issuance of common stock, net	3,833	4,185

Net cash provided by financing activities	16,218	4,185

Effect of exchange rate changes on cash and cash equivalents	(202)	145

Net increase (decrease) in cash and cash equivalents	35,416	(54,214)
Cash and cash equivalents at beginning of period	152,477	179,891

Cash and cash equivalents at end of period	$187,893	$125,677

Harmonic Inc.
Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended				Six Months Ended
	July 2,		July 3,		July 2,		July 3,
	2010		2009		2010		2009
Product
Video Processing	$49,998	52%	$38,297	47%	$88,888	49%	$73,961	50%
Edge & Access	34,263	36%	32,216	40%	69,807	39%	56,459	38%
Services and Support	11,283	12%	10,780	13%	21,671	12%	18,629	12%

Total	$95,544	100%	$81,293	100%	$180,366	100%	$149,049	100%

Geography
United States	$49,259	52%	$46,589	57%	$91,850	51%	$78,650	53%
International	46,285	48%	34,285	43%	88,516	49%	70,399	47%

Total	$95,544	100%	$81,293	100%	$180,366	100%	$149,049	100%

Market
Cable	$53,106	56%	$53,645	66%	$109,123	60%	$91,859	62%
Satellite	25,717	27%	11,006	14%	40,687	23%	26,804	18%
Telco & Other	16,721	17%	16,642	20%	30,556	17%	30,386	20%

Total	$95,544	100%	$81,293	100%	$180,366	100%	$149,049	100%

NOTE: We have revised our product categories to move software products into the Video Processing category. The data for Q2 2009 and YTD 2009 has been revised to conform with this presentation.

Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, most of which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures presented here are gross margins, operating expense, net income (loss) and net income (loss) per share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements contained in this press release. The non-GAAP adjustments described below have historically been excluded from our non-GAAP financial measures. These adjustments, and the basis for excluding them, are:
•	Restructuring Activities
•	Severance Costs

The Company has incurred severance costs in cost of sales and in operating expenses in connection with the integration of its acquisition of Scopus in March 2009, as well as other severance costs related to headcount reduction actions in response to the global economic slowdown or other personnel changes. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.

•	Excess Facilities

The Company has incurred excess facilities charges and credits in operating expenses due to adjustments related to vacating portions of its Sunnyvale campus and estimating income from sublease of buildings. Similar facilities charges have been incurred in connection with vacating certain buildings leased by Scopus which are no longer required. The Company excludes one-time charges and credits of this nature in evaluating its ongoing operational performance. We believe that these charges and credits do not reflect expected future expenses nor does their inclusion in calculating our results of operations provide a meaningful comparison of current versus prior operating results.

•	Product Discontinuance

In connection with the rationalization of product lines following the acquisition of Scopus, the Company recorded charges for excess inventory in connection with products which have been discontinued or which are excess to requirements as they are expected to be sold on a very limited basis. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor does their inclusion in calculating our results of operations provide a meaningful comparison of current versus prior operating results.
•	Acquisition Fees and Expenses
In accordance with the requirements of new business combination accounting standards, which the Company adopted on January 1, 2009, fees and expenses paid to professional advisers in connection with acquisitions have been expensed. These acquisition-related costs are of a one-

time nature and the Company excludes costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor does their inclusion in calculating our results of operations provide a meaningful comparison of current versus prior operating results.
•	Non-Cash Items
•	Stock-Based Compensation Expense

The Company has incurred stock-based compensation expense in cost of sales and operating expenses. The Company excludes stock-based compensation expense because it believes that this measure is not relevant in evaluating its core operating performance, either for internal measurement purposes or for period-to-period comparisons and benchmarking against other companies.

•	Amortization of Intangibles

The Company has incurred a charge for amortization of intangibles related to acquisitions made by the Company. The Company excludes these items when it evaluates its core operating performance. We believe that eliminating these expenses is useful to investors when comparing historical and prospective results and comparing such results to other companies because these expenses will vary if and when the Company makes additional acquisitions.

•	Provision/Benefit for Income Taxes

The Company has assumed an effective tax rate of 35% in 2009 and 30% in 2010 because management believes that these rates are indicative of the normalized tax rate for Harmonic and its consolidated subsidiaries on a global basis. Management believes that these rates i) more appropriately reflect a provision for income taxes based on computed and expected amounts of non-GAAP pre-tax income, and ii) exclude the impact of certain discrete events which can cause quarterly tax provisions to be volatile. Certain discrete items are required by GAAP to be recorded in the current period but do not reflect future expected tax provisions or effective rates nor does the inclusion of this information in calculating our net income provide a meaningful comparison of current versus prior net income.

Harmonic Inc.
GAAP to Non-GAAP Income (Loss) Reconciliation
(Unaudited)

	Three Months Ended July 2, 2010			Three Months Ended July 3, 2009
		Operating	Net Income		Operating	Net Income
(In thousands)	Gross Margin	Expense	(loss)	Gross Margin	Expense	(loss)
GAAP	$45,682	$41,585	$4,445	$33,547	$37,719	$(7,919)
Cost of revenue related to severance costs				146		146
Purchase accounting fair value adjustments related to inventory				624		624
Cost of revenue related to stock based compensation expense	527		527	373		373
Research and development expense related to restructuring costs					(131)	131
Research and development expense related to stock based compensation expense		(1,158)	1,158		(929)	929
Selling, general and administrative expense related to excess facilities expense					(358)	358
Selling, general and administrative expense related to restructuring costs					(756)	756
Selling, general and administrative expense related to severance costs		(207)	207
Selling, general and administrative expense related to stock based compensation expense		(1,734)	1,734		(1,267)	1,267
Acquisition costs related to Omneon		(2,389)	2,389
Amortization of intangibles	2,082	(534)	2,616	2,207	(1,534)	3,741
Discrete tax items and adjustments			(3,957)			2,706

Non-GAAP	$48,291	$35,563	$9,119	$36,897	$32,744	$3,112

GAAP income (loss) per share — basic			$0.05			$(0.08)

GAAP income (loss) per share — diluted			$0.05			$(0.08)

Non-GAAP income per share — basic			$0.09			$0.03

Non-GAAP income per share — diluted			$0.09			$0.03

Shares used in per-share calculation — basic			96,998			95,703

Shares used in per-share calculation — diluted, GAAP			97,570			95,703

Shares used in per-share calculation — diluted, non-GAAP			97,570			96,232

	Six Months Ended July 2, 2010			Six Months Ended July 3, 2009
		Operating	Net Income		Operating	Net Income
(In thousands)	Gross Margin	Expense	(loss)	Gross Margin	Expense	(loss)
GAAP	$86,487	$79,929	$9,764	$58,932	$73,894	$(26,763)
Cost of revenue related to severance costs				822		822
Cost of revenue related to Scopus product discontinuance				5,965		5,965
Purchase accounting fair value adjustments related to inventory				624		624
Cost of revenue related to stock based compensation expense	1,005		1,005	710		710
Research and development expense related to restructuring costs					(712)	712
Research and development expense related to stock based compensation expense		(2,266)	2,266		(1,799)	1,799
Selling, general and administrative expense related to excess facilities expense					(391)	391
Selling, general and administrative expense related to restructuring costs					(2,054)	2,054
Selling, general and administrative expense related to severance costs		(207)	207
Selling, general and administrative expense related to stock based compensation expense		(3,391)	3,391		(2,434)	2,434
Acquisition costs related to Scopus					(3,367)	3,367
Acquisition costs related to Omneon		(2,389)	2,389
Amortization of intangibles	4,164	(1,067)	5,231	3,686	(1,922)	5,608
Discrete tax items and adjustments			(9,302)			9,441

Non-GAAP	$91,656	$70,609	$14,951	$70,739	$61,215	$7,164

GAAP income (loss) per share — basic			$0.10			$(0.28)

GAAP income (loss) per share — diluted			$0.10			$(0.28)

Non-GAAP income per share — basic			$0.15			$0.07

Non-GAAP income per share — diluted			$0.15			$0.07

Shares used in per-share calculation — basic			96,845			95,563

Shares used in per-share calculation — diluted, GAAP			97,529			95,563

Shares used in per-share calculation — diluted, non-GAAP			97,529			96,035